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EXHIBIT 10i - AGREEMENT FOR PURCHASE AND SALE OF STOCK


                     AGREEMENT FOR PURCHASE AND SALE OF STOCK ENTERED INTO BY SENIOR CARE INDUSTRIES, INC., HEREINAFTER REFERRED TO AS "SELLER" AND MARA LIZETH COLMENARES MADERA, HEREINAFTER REFERRED TO AS "BUYER" IN ACCORDANCE WITH THE FOLLOWING STATEMENTS AND CLAUSES:

                                   STATEMENTS:

I. - SELLER STATES:

A) - That it is the owner of 49,999 (forty-nine thousand nine hundred and ninety nine) nominative shares of Senior Care International, S.A. de C.V. with a value of $49,999 (forty-nine thousand nine hundred and ninety nine pesos 00/100, Mexican currency)

B) - That the shares it owns are not subject to restrictions, encumbrances or limitations to its corporate and financial rights, in accordance with the By-laws or articles of incorporation of the issuing company, or with regard to the Mexican law on Mercantile Corporations.


C) - That it is interested in selling the above mentioned shares of the company's capital stock.

D) - That to its knowledge, there are no liabilities or encumbrances on the shares being transferred or on Senior Care International, S.A. de C.V.

II. - BUYER STATES:

A) - That she is a Mexican citizen with full capacity to execute this agreement.

B) - That she has agreed to purchase the shares of Senior Care International, S.A. de C.V. as described herein.

PURSUANT TO THE ABOVE, THE PARTIES AGREE AS FOLLOWS:

                                    CLAUSES:

FIRST - SALE OF SHARES.

     SELLER transfers ownership of 49,999 (forty-nine thousand nine hundred and ninety nine) nominative shares of Senior Care International, S.A. de C.V. with a value of $49,999 (forty-nine thousand nine hundred and ninety nine pesos 00/100, Mexican currency). BUYER reserves the right to assign the shares acquired to the individual or entity of its choice.

     The parties agree that the purchase price may increase depending upon the future value of the shares of Senior Care International, S.A. de C.V. Such increase will be guaranteed by means of four promissory notes to be subscribed by BUYER and to become due in 48 months after the execution of this agreement. BUYER further agrees that such notes shall include a 6% yearly interest rate to be paid upon enforce-ability of the promissory notes.

SECOND - DELIVERY OF SHARE CERTIFICATE

     The parties acknowledge the delivery by SELLER to BUYER of the certificate representing the share indicated in Statement I-A) and clause FIRST above. Never-the- less, such share certificate shall be endorsed for guarantee purposes in favor of SELLER until payment of all promissory notes is made in full.

     Never-the-less, the parties agree that unless there is a case of default, the BUYER shall maintain all of the corporate and voting rights and obligations as set forth in the company's bylaws and that it shall maintain possession of such shares.

THIRD - NOTICE FROM SELLER TO SENIOR CARE INTERNATIONAL, S.A. DE. C.V.

     By virtue of sale which takes place through this contract, SELLER agrees to notify the transfer of 49,999 (forty-nine thousand nine hundred and ninety nine) nominative shares to the administrative body of Senior Care International, S.A. de C.V., so that latter records the above in Shareholders Registry Book of said company.

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FOURTH - EXPRESS TRANSFER OF CORPORATE AND ECONOMIC RIGHTS FROM SELLER TO BUYER.

     As of the date of execution of this agreement, SELLER transfers to BUYER, each and every right to which SELLER may be entitled to, as former owner of the share described in declaration I-A) above, so that such rights are now held by BUYER.

     In turn, BUYER states that it acknowledges the rights and obligations acquired by virtue of acceptance of the sale contained in this agreement, and is willing to take on the rights and obligations of a shareholder in Senior Care International, S.A. de C.V.

FIFTH - CONTRACTS FOR DEED.

     As declared in the Statements to this agreement, the parties agree that the value of the shares is based primarily on the contracts for deed executed by Senior Care International, S.A. de C.V. Thereto, they hereby agree that payment of the shares being transferred herein will be contingent on the terms and conditions agreed upon by the parties as to the transfer of title and development of the properties referred to in the contracts for deed.

SIXTH - TAX WITHHOLDING.

     The parties agree to comply with the corresponding fiscal regulations and to pay any taxes due in accordance with the Laws of Mexico.

SEVENTH - TERMINATION AND FORECLOSURE.

     The parties agree that SELLER shall be entitled to terminate this agreement should BUYER fail to fulfill any of its obligations as set forth in this agreement. For such purposes, SELLER shall notify BUYER of the default of this agreement and shall give BUYER 30 days to cure such default. If BUYER does not cure such default within such period, SELLER shall be entitled to terminate this agreement.

     If this agreement is terminated due to default by BUYER, SELLER shall be entitled to foreclose on the title to the stock certificate which shall be endorsed in favor of SELLER.

EIGHTH - DOMICILES.

     For purposes of this agreement, the parties state that its domiciles are located at the following places:

     SELLER:   410 Broadway, 2nd Floor
               Laguna Beach, CA 92651-1830 U.S.A.

     BUYER:    Mara Colmenares Medara
               Calle Mision San Diego 2937-301
               Zona Rio Tijuana
               22320 Tijuana Baja California

     The parties may amend their domiciles, with prior written notice to the other party.

NINTH - NOTICES.

     Every notice required or contemplated by this agreement by either party shall be deemed to have been given only if in writing and delivered by either
(i) personal delivery, or (ii) telex or facsimile with confirmation copy sent to the party postage prepaid, addressed to the party for whom intended at the address set forth in the clause above mentioned or at such other address the intended recipient, previously shall have designated by written notice to the other party. Notice by telex or fascimile confirmed by airmail or postage prepaid, shall be deemed to have been duly given on the date it is transmitted.

TENTH - JURISDICTION.

    For the interpretation and performance of this agreement, the parties hereto expressly agree to submit themselves to the jurisdiction of the competent courts and laws in the City of Tijuana, Baja California, Mexico, expressly waiving any other venue that may correspond to them by virtue of their present or future domiciles, or for any other reason whatsoever.

ELEVENTH - LANGUAGE.

    This agreement is executed in Spanish and English translation. In case of any dispute for the construction or interpretation of this agreement, the Spanish version shall prevail.

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    THIS AGREEMENT EXECUTED IN THE PLACES AND DATE SET FORTH HEREIN BELOW:


SELLER:                                            BUYER:

SENIOR CARE INDUSTRIES, INC.                       MARA LIZETH COLMENARES MADERA


By: /s/ Craig H. Brown                             /s/ Mara Colmenares Madera
    -----------------------                        -----------------------------
    Craig H. Brown, President                      Tijuana, Baja California
    Laguna Beach, California                       May 29, 2002
    May 29, 2002


                                                   Husband:



                                                   /s/ Oscar Colmenares Madera
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